Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Fero Industries Inc., a Colorado corporation (the "Company"), on Form 10-K for the year ended June 30, 2009, as filed with the Securities and Exchange Commission (the "Report"), Kyle Schlosser, Chief Executive Officer and Leigh-Ann Squire, Chief Financial Officer of the Company does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Kyle Schlosser

        Kyle Schlosser, President  and Chief Executive Officer

    /s/ Leigh-Ann Squire,

         Leigh-Ann Squire, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

    October 13, 2009

A signed original of this written statement required by Section 906 has been provided to Fero Industries Inc. and will be retained by Fero Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.